Exhibit 99.1

GLOBAL NET LEASE ANNOUNCES $237 MILLION CMBS RE-FINANCING

▪    Fixed interest rate of 5.74% is 159 basis points lower than existing debt on re-financed assets

▪     Reduces annualized interest expense by over $3.5 million

NEW YORK – April 8, 2024 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) announced today that the Company completed a $237 million commercial mortgage-backed security loan (the “Loan”) secured by 20 U.S. industrial properties previously secured under the Company’s corporate credit facility. The lead lender for the Loan is Bank of Montreal and co-lenders are Barclays, KeyBank and Société Générale.

The Loan has a 5-year term that matures in April 2029. It is interest-only at a fixed all-in interest rate of 5.74%, which is 159 bps lower than the current floating interest rate on the U.S. Dollar portion of the Company’s corporate credit facility, resulting in an over $3.5 million reduction in annualized interest expense.

“In addition to improving the financing profile of these 20 properties, this financing reduces the utilization on GNL’s corporate credit facility, providing additional flexibility and capacity to refinance near-term debt maturities through 2024. We are pleased with the strategic execution of this CMBS financing as the fixed rate debt lowers GNL’s existing cost of capital and improves our weighted average debt maturity. We believe the favorable financing terms achieved illustrates the high quality of the assets in our portfolio," stated Michael Weil, CEO of GNL.

Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded internally managed real estate investment trust that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; that any potential future acquisition or disposition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020